SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant To Section 14(a) Of the Securities

                             Exchange Act of 1934

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[X] Preliminary Proxy Statement         [ ]   Confidential, for use of
                                              the Commission only (as
                                              permitted by Rule 14a-6(e)(2))
[ ] Definitive proxy statement

[ ] Definitive additional materials

[ ] Soliciting material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                    KFx, Inc.
                (Name of Registrant as Specified in Its Charter)

Payment of filing fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

KFx Inc.
3300 East First Avenue, Suite 290
Denver, Colorado 80206


                                                                 April 14, 2003

Dear Stockholder:

      You are cordially invited to attend the 2003 Annual Meeting of Stockholders of KFx Inc., which will be held at 10:00 a.m. local time on Thursday, May 22, 2003 at our executive offices located at, 3300 East First Avenue, Suite 290, Denver, Colorado 80206.

      The Notice of Annual Meeting and the Proxy Statement that follow describe the business to be conducted at the meeting. We will also report on matters of current interest to our stockholders.

      The Annual Report for the year ended December 31, 2002 is enclosed, and I hope you will read it carefully. Feel free to forward to us any questions you may have if you are unable to be present at the meeting. Our World Wide Web homepage on the Internet is a convenient way to communicate with us. Our homepage is located at http://www.kfx.com.

      Also enclosed is a proxy authorizing two of our officers to vote your shares for you if you do not attend the meeting. Whether or not you are able to attend the meeting, I urge you to complete your proxy and return it to our transfer agent, Interwest Transfer Company, Inc., in the enclosed addressed, postage-paid envelope, as a quorum of the stockholders must be present at the meeting, either in person or by proxy, for the conduct of business.


                                  Sincerely,


                                  Theodore Venners
                                  Chairman of the Board of Directors,
                                  President and Chief Executive Officer

KFx Inc.
3300 East First Avenue, Suite 290
Denver, Colorado 80206

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held May 22, 2003

                                                                 April 14, 2003

To the Stockholders of KFx Inc.:

      The 2003 annual meeting of the Stockholders of KFx Inc. (the "Company") will be held on Thursday, May 22, 2003 at 10:00 a.m. local time at our executive offices located at, 3300 East First Avenue, Suite 290, Denver, Colorado 80206. The purpose of the meeting is to consider and take action upon the following matters:

1.    Election of three directors.

2. Ratification and approval of an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares which the Company has authority to issue from 100,000,000 to 140,000,000.

3. Approval of Deloitte & Touche LLP as our independent accountants for the year ending December 31, 2003.

4. Such other business as may properly be brought before the meeting and any postponements, continuations, or adjournments thereof.

      Only stockholders of record as of the close of business on April 4, 2003 are entitled to notice of and to vote at the meeting or at any postponements, continuations or adjournments thereof.

       The by-laws require that the holders of a majority of the stock issued and outstanding and entitled to vote be present or represented at the meeting in order to constitute a quorum for the transaction of business. It is important that your stock be represented at the meeting regardless of the number of shares you hold. Whether or not you are able to be present in person, please sign and return promptly the enclosed proxy in the accompanying envelope, which requires no postage if mailed in the United States.

      THE ENCLOSED PROXY IS BEING SOLICITED BY OUR BOARD OF DIRECTORS. OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSED ITEMS. YOUR VOTE IS IMPORTANT.


      This notice, the proxy and Proxy Statement enclosed herewith are sent to you by order of our Board of Directors.



                              Rudolph G. Swenson
                              Secretary

                                PROXY STATEMENT

      The enclosed proxy is solicited by the Board of Directors of KFx Inc. for use at the 2003 annual meeting of the Stockholders (the "Annual Meeting") of KFx Inc., a Delaware corporation (the "Company" or "KFx") to be held on Thursday, May 22, 2003 at 10:00 a.m. local time at our executive offices located at, 3300 East First Avenue, Suite 290, Denver, Colorado 80206, and all postponements, continuations or adjournments thereof. This Proxy Statement and the enclosed proxy were first furnished to our stockholders on or about April 14, 2003.

                               VOTING PROCEDURES

      The presence in person or by proxy of a majority of our outstanding shares of common stock, $.001 par value (the "Common Stock"), entitled to vote at the meeting is necessary to provide a quorum for the transaction of business at the meeting. Your shares can only be voted if you are present in person or are represented by returning a properly signed proxy. Your vote is very important. Whether or not you plan to attend the meeting in person, please sign and promptly return the enclosed proxy card, which requires no postage if mailed in the United States. All signed and returned proxies will be counted towards establishing a quorum for the meeting, regardless of how the shares are voted.

      Shares represented by proxy will be voted in accordance with your instructions. You may specify your choice by marking the appropriate box on the proxy card. If your proxy card is signed and returned without specifying choices, your shares will be voted FOR the nominees for director, FOR the ratification and approval of the amendment to our Restated Certificate of Incorporation to effect an increase in the number of authorized shares, FOR the ratification of the selection of Deloitte & Touche LLP as our independent accountants for the year ending December 31, 2003, and as the individuals named as proxy holders on the proxy deem advisable on all matters as may properly come before the meeting. You may revoke your proxy at any time prior to the exercise thereof by submitting another proxy bearing a later date, by giving written notice of revocation to us at our address indicated above or by voting in person at the meeting. Any notice of revocation sent to us must include your name and must be received prior to the meeting to be effective.

      The election of each director nominee requires the affirmative vote of a plurality of the votes cast in the election of directors. An affirmative vote of a majority of the votes cast at the Annual Meeting is required for ratification and approval of the amendment to the Company's Restated Certificate of Incorporation, for approval of Deloitte & Touche LLP as our independent accountants for the year ending December 31, 2003 and all other matters that may be submitted to our stockholders for consideration. No stockholder of the Company, whether abstaining, voting for or against Proposal No. 1, Proposal No. 2 or Proposal No. 3 will be entitled to appraisal rights or the right to receive cash for shares under Delaware law or otherwise.

      Those shares present, in person or by proxy, including shares as to which authority to vote on any proposal is withheld, shares abstaining as to any proposal and broker non-votes (where a broker submits a proxy but does not have authority to vote a customer's shares on one or more matters) on any proposal, will be considered present at the meeting for purposes of establishing a quorum. Each will be tabulated separately.

      Under the rules of the American Stock Exchange, brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the proposals contained in this proxy other than the ratification and approval of the amendment to the Company's Restated Certificate of Incorporation.

      Abstentions are counted in tabulations of the votes cast on proposals presented to the stockholders, while broker non-votes are not counted for purposes of determining whether a proposal has been approved. Votes cast by proxy will be tabulated by an automated system administered by Interwest Transfer Company, Inc., our transfer agent. Votes cast by proxy or in person at the meeting will be counted by the persons appointed by us to act as election inspectors for the meeting.

      Our outstanding shares entitled to vote as of April 4, 2003 (the "Record Date") consisted of 46,713,012 shares of Common Stock. Only stockholders of record at the close of business on the Record Date are entitled to vote at the Annual Meeting. Each share is entitled to one vote.


                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS
                             ---------------------

      Our Certificate of Incorporation provides for a board of directors consisting of three classes. The members of each class serve three-year staggered terms with one class to be elected at each annual meeting. As provided in our Bylaws, our Board has currently set the total number of directors at nine, with three directors in Class I, three directors in Class II and three directors in Class III. The current terms of the Class III and Class I directors expire at our annual meeting of stockholders in 2004 and 2005, respectively. The current term of the Class II directors expires at the Annual Meeting.

      Our Board has nominated Vincent N. Cook, Dr. James R. Schlesinger and Stanley G. Tate for election as Class II directors to serve a three-year term expiring at the 2006 annual meeting of stockholders and until their successors are elected and qualified.

      Shares represented by properly executed proxies will be voted to elect the director nominees, unless authority to so vote is withheld. The nominees are currently members of the Board and have indicated a willingness to serve as directors if reelected. Our Board has no reason to believe that any director nominee will be unable to serve as a director or become unavailable for any reason. If, at the time of the meeting, any director nominee becomes unavailable for any reason, the persons entitled to vote the proxy will vote, as such persons determine in their discretion, for such substituted nominee, if any, nominated by our Board.

  OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" PROPOSAL
                                     NO. 1

Directors

      The following table sets forth certain information with respect to our director nominees and the directors who will continue in office after the meeting, including the name and age of each director and nominee, his principal occupation and business experience during the past five years, and the commencement of his term as a director.

                                Nominees for Election

                   Principal Occupation or Employment During the Past  Director
  Name and Age               Five Years; Other Directorships            Since
  ------------               -------------------------------            -----

Vincent N. Cook (68)            A founding stockholder of KFx. Mr.       1996
                                Cook has been President and Chief
                                Executive Officer of Visions
                                Incorporated International Partners
                                and Associates since 1989. Mr. Cook
                                has served on the board of our
                                subsidiary, Pegasus Technologies,
                                Inc., since 2001, and was elected
                                as Chairman of the Board in January
                                2003. Mr. Cook has served as a
                                consultant to and the Vice Chairman
                                of the Board of Directors of
                                Science Applications International
                                Corporation since 1992.

James R. Schlesinger (74)       Appointed to our Board in March          2003
                                2003. Dr. Schlesinger is a senior
                                advisor to Lehman Brothers, is
                                Chairman of the Board of Trustees
                                of The MITRE Corporation and serves
                                on several boards as a director or
                                trustee, among which are the boards
                                of Peabody Energy, BNFL Inc., and
                                Sandi Corporation. Mr. Schlesinger
                                is a former director of Seven Seas
                                Petroleum Company. Dr.
                                Schlesinger's distinguished career
                                in government includes his service
                                as Chairman of the Atomic Energy
                                Commission in 1973, Director of
                                Central Intelligence in 1973,
                                Secretary of Defense 1973-1975,
                                Assistant to the President in 1977
                                and Secretary of Energy 1977-1979.
                                Among the many awards he has earned
                                are the National Security Medal,
                                five department and agency medals,
                                and the Dwight D. Eisenhower
                                Distinguished Service Medal.

Stanley G. Tate (75)            A founding stockholder of KFx. Mr.       1997
                                Tate has been the principal
                                stockholder and President of Tate
                                Enterprises, a holding company
                                whose entities are involved in real
                                estate development, construction,
                                investments and consulting and
                                receivership activities, since
                                1987.

                   Principal Occupation or Employment During the Past  Director
  Name and Age               Five Years; Other Directorships            Since
  ------------               -------------------------------            -----

Stanford M. Adelstein (71)      Chairman of the Board and President      1998
(Class III Director)            of 1998 Northwestern Engineering
                                Company, a holding company whose
                                subsidiaries are engaged in real
                                estate management, wood products,
                                asphalt paving, and manufacturing
                                ready-mix concrete, since 1966.

Jack C. Pester (68)             Mr. Pester served as our consultant      1994
(Class I Director)              from April 1999 through January 2000.
                                Mr. Pester retired in April 1999
                                from his position as Senior Vice
                                President of international refining
                                and marketing for The Coastal
                                Corporation, a diversified energy
                                company, which position he held
                                since 1987. Mr. Pester is a past
                                president of the Independent
                                Refiners Association of America and
                                the Petroleum Marketers Association
                                of America. Mr. Pester is a
                                director of AmerUS Life Insurance
                                Company (formerly American Mutual
                                Life Insurance Company) of Des
                                Moines, Iowa.

James S. Pignatelli (59)        Chairman of the Board, Chief             2001
(Class I Director)              Executive Officer and President
                                of Unisource Energy Corporation, an
                                electric utility holding company,
                                and Chairman of the Board, Chief
                                Executive Officer and President of
                                Tucson Electric Power Company, its
                                principal subsidiary, since July
                                1998. Previously he served those
                                companies as Senior Vice President
                                and Chief Operating Officer. Mr.
                                Pignatelli has spent his entire
                                business career in the electric
                                utility industry. Mr. Pignatelli
                                serves on the boards of directors
                                of Millennium Energy Holdings,
                                Inc., TMC Healthcare, Greater
                                Tucson Economic Council, Southern
                                Arizona Leadership Council, Habitat
                                for Humanity Advisory Board and the
                                Arizona Council on Economic
                                Education. His memberships include
                                the Tucson Airport Authority,
                                Tucson 30, Arizona-Mexico
                                Commission and the State Bar of
                                California.

Mark S. Sexton (47)             Chairman of the Board, Chief Executive   1999
(Class III Director)            Officer and President of Evergreen
                                Resources, Inc., an independent
                                energy company, since 1996. From
                                1989 to 1996 Mr. Sexton was Vice
                                President of Operations for
                                Evergreen Resources, Inc. and
                                President of Evergreen Operating
                                Company, its wholly-owned
                                subsidiary. Mr. Sexton is a
                                registered professional engineer in
                                Colorado.

Richard S. Spencer III (50)     Mr. Spencer is the manager and Chief     2002
(Class III Director)            Executive Officer of
                                Westcliff Capital
                                Management, LLC. Mr. Spencer has
                                been  the manager or
                                president of Westcliff Capital
                                Management LLC or its predecessor
                                company since May 1993. Westcliff
                                Capital Management LLC is an
                                investment adviser for certain
                                investment funds and institutional
                                investors, some of which are
                                stockholders of KFx. Mr. Spencer is
                                a director of Diedrich Coffee,
                                Inc., and a former director of
                                Huntway Refining Company. From 1992
                                through 1996, Mr. Spencer was vice
                                president and portfolio manager of
                                Wentworth, Hauser and Violich, a
                                registered investment adviser. Mr.
                                Spencer is a certified public
                                accountant.

Theodore Venners (55)           Chairman of our Board since July         1992
(Class I Director)              1993, and President and Chief
                                Executive Officer since October
                                1995. Mr. Venners also served as
                                our President since our inception
                                to September 1993. Mr. Venners also
                                served as Chairman of the Board of
                                our subsidiary, Pegasus
                                Technologies, Inc., from March 1998
                                until January 2003. He is a
                                founding partner of K-Fuel Limited
                                Partnership and its predecessor,
                                K-Fuel Partnership, and served as
                                managing partner of those entities
                                from 1984 until their merger with
                                us in December 1992. Mr. Venners is
                                a director of Northwestern
                                Engineering Company.


      David H. Russell had served as a director pursuant to a Stock Purchase Agreement dated July 27, 1995 between Mr. Russell and us. On January 8, 2003 Mr. Russell resigned as a director of the Company and terminated his right to designate a representative to our Board of Directors. By unanimous consent, on March 5, 2003, our Board elected Dr. Schlesinger to fill the vacancy on the Board resulting from Mr. Russell's resignation.

      Gary Nicholson resigned as a director of the Company in June 2002. Pursuant to a Common Stock and Warrant Purchase Agreement we entered on March 28, 2002 with Westcliff Capital Management, LLC ("Westcliff"), Westcliff has the right to nominate two individuals to serve as directors on our Board of Directors (the "Westcliff Nominees"). Pursuant to this agreement, by Board resolution, on June 3, 2002, Richard S. Spencer III was elected to our Board as a Westcliff Nominee. Mr. Spencer replaced the vacancy on the board resulting from Mr. Nicholson's resignation in June 2002. A second Westcliff Nominee has not been named. Pursuant to a series of agreements we have with a subsidiary of Black Hills Corporation ("BKH"), BKH has the right to designate one nominee for election to our Board of Directors. BKH has waived this right to designate one nominee for election to our Board of Directors.

Board Meetings

      During 2002 our Board met four times. During 2002, all directors, except Mr. Russell, attended at least 75% of the aggregate of (i) the total number of meetings of the Board during 2002 and (ii) the total number of meetings held by all committees of the Board on which such director served in 2002.

Committees of the Board

      Audit Committee. The Board has an Audit Committee and, during 2002, its members were Stanley G. Tate (Chairman), Vincent N. Cook and David H. Russell. During 2002 the Audit Committee met once. David H. Russell resigned from the Board and the Audit Committee on January 8, 2003. James S. Pignatelli was appointed to fill this vacancy on the Company's Audit Committee. Each member of the Audit Committee is "independent" within the meaning of the American Stock Exchange listing standards. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, considers the range of audit and non-audit fees, reviews with the independent accountants the adequacy of our accounting and internal control policies and procedures, oversees and periodically confirms the independence of our independent auditor and reviews the results of the audit for each fiscal year with the independent public accountants, which review should cover and include, among other things, the audit report and the published financial statements. The Board adopted the Audit Committee Charter in June 2000. The Audit Committee met with our independent accountants in March 2002 to discuss the preparation, scope and status of the audit for the year ended December 31, 2001. In July 2002, the Chairman of the Audit Committee met with the independent accountants to discuss the results of the audit for the year ended December 31, 2001. PricewaterhouseCoopers LLP had been the Company's independent accountants for ten years. In February 2003, the Company engaged Deloitte & Touche LLP as independent accountants and PricewaterhouseCoopers LLP was dismissed as independent accountants.

      Compensation Committee. The Board has a Compensation Committee and, during 2002, its members were Mark S. Sexton (Chairman), Stanford M. Adelstein and Jack C. Pester. The Compensation Committee, among other things, advises the Board on all matters pertaining to compensation programs and policies, approves the compensation payable to each of the officers of the Company, reviews proposed compensation of executives as provided in the Company's executive compensation plan and administers the Company's stock option plans. The Compensation Committee met twice in 2002.

      Executive Committee. The Board formed an Executive Committee in April 1999 and, during 2002, its members were Jack C. Pester (Chairman), Vincent N. Cook, Mark S. Sexton, Richard S. Spencer, III, Stanley G. Tate and Theodore Venners. The Executive Committee has all of the authority of our entire Board of Directors in our business and affairs, except where action of our entire Board is required by statute. The Executive Committee met six times in 2002.

      Corporate Governance and Nominating Committee. The Board formed a Corporate Governance and Nominating Committee in 2003 and, during 2003, its members were Jack C. Pester (Chairman), Stanford M. Adelstein and Mark S. Sexton. The Corporate Governance and Nominating Committee, among other things, identifies, evaluates and recommends individuals qualified to be directors of the Company and is in charge of developing and recommending corporate governance guidelines for the Company. In evaluating candidates for nomination to the board, the committee takes into account the applicable requirements for directors under the Exchange Act and the listing standards of the American Stock Exchange. The committee considers stockholder nominees for election to the Board if timely advance written notice of such nominees is received by the Secretary of the Company.

Compensation of Directors

      Compensation. Directors who are not our employees have historically received an annual retainer of $4,000 and a fee of $500 for attending each regular meeting of the Board and $300 for participating in each meeting of the Board held by means of telephone conference call and for participating in certain meetings of committees of the Board. Each non-employee director also received an annual automatic grant of options to purchase 10,000 shares pursuant to the 1996 Stock Option and Incentive Plan (the "1996 Plan"). See "1996 Stock Option and Incentive Plan" below. The Board of Directors discontinued payment of cash fees and the automatic grant of options under the 1996 Plan to the Board beginning July 1, 1999. In lieu of cash compensation for the second half of 1999 and for all of 2000 and 2001, Board members received stock appreciation rights, or SARs, granted pursuant to our 1999 Stock Incentive Plan (the "1999 Plan"). During 2002 all of the SARs were exercised and the Company issued three year options in satisfaction of the SARs. See "1999 Stock Incentive Plan" below. During 2002 the Board established a fee of $1,000 for attending meetings of the Board, excluding telephonic meetings and committee meetings. Each Board member also received options to purchase 20,000 shares each year for serving on the Board and its committees, granted pursuant to our 2002 Stock Incentive Plan (the "2002 Plan"). See "2002 Stock Incentive Plan" below. Directors were also reimbursed for out-of-pocket travel and other expenses incurred in attending meetings.

      Mr. Venners is an employee of the Company and did not receive any compensation from us for his service as a director or as a member of the Executive Committee. Mr. Nicholson is an employee of our subsidiary, Pegasus Technologies, Inc., and did not receive any compensation from us for his service as a director. Mr. Cook is the Chairman of our subsidiary, Pegasus Technologies, Inc., and did not receive any compensation from us for his service as a director. Mr. Cook received options to purchase up to 60,000 shares of our common stock at an exercise price of $2.75 in consideration of his additional obligations as Chairman of Pegasus.

                           Compensation Pursuant to Plans

      2002 Stock Incentive Plan. In June 2002, our stockholders approved and adopted the 2002 Plan. We have reserved 2,000,000 shares of common stock for issuance under the 2002 Plan. As of April 4, 2003, stock options for 510,000 shares had been granted, leaving 1,490,000 shares available under the 2002 Plan. The Compensation Committee of the Board of Directors has awarded each Board member 20,000 options under the 2002 Plan as compensation for their service in 2002 and 20,000 options as compensation for their service in 2003. The options were immediately vested on the date of grant. If a non-employee director acquired shares upon exercise of such options and ceased to serve as a director for any reason other than death before the first anniversary of the date of grant of the options, the Company had the right to repurchase the shares at the exercise price. The exercise price for the options is $2.75 per share.

      1999 Stock Incentive Plan. In April 1999, we adopted the 1999 Plan and reserved 2,000,000 shares of common stock for issuance upon the exercise of options, SARs, dividend equivalent rights, restricted stock and other awards granted under the 1999 Plan. Awards granted under the 1999 Plan to directors may be nonqualified stock options, SARs, dividend equivalent rights, restricted stock or other awards. The 1999 Plan authorizes the Compensation Committee (the plan administrator) to determine the terms and conditions of any award, except that the exercise price of nonqualified stock options cannot be less than 85% of the fair market value of the common stock on the date the option is granted. The awards may be granted subject to vesting schedules and restrictions on transfer and repurchase or forfeiture rights in favor of us as specified in agreements issued under the 1999 Plan. The Compensation Committee may accelerate the vesting and release from any restrictions on transfer and repurchase or forfeiture rights of any outstanding award, or prevent such acceleration or release, with respect to any merger, consolidation, change of control or similar corporate transaction involving us. During 2002 all of the SARs were exercised and the Company issued three year options in satisfaction of the SARs. As of April 4, 2003, stock grants and options for 1,975,000 shares had been granted, leaving 25,000 shares available for grant under the 1999 Plan.

      1996 Stock Option and Incentive Plan. From 1996 through 1998, directors who were not our employees received an annual grant of options to purchase 10,000 shares of common stock under the 1996 Plan. Under the terms of the 1996 Plan, the grant of nonqualified stock options to non-employee directors was automatic on the third business day after the annual meeting of stockholders. The options were immediately vested on the date of grant. If a non-employee director acquired shares upon exercise of such options and ceased to serve as a director for any reason other than death before the first anniversary of the date of grant of the options, the Company had the right to repurchase the shares at the exercise price. We have reserved 1,500,000 shares of common stock for issuance under the 1996 Plan. As of April 4, 2003, stock options for 1,349,334 shares had been granted, leaving awards for 150,666 shares available for grant under the 1996 Plan.

      1992 Amended and Restated Stock Option Plan. In December 1993, our stockholders approved and we adopted an Amended and Restated Stock Option Plan (the "Amended Plan"), which amended and restated the 1992 Stock Option Plan. We have reserved a total of 1,000,000 shares for issuance under the Amended Plan. The Amended Plan provides for the granting, to executive and other key employees, of incentive stock options and the granting of non-qualified stock options to such persons as the Board of Directors (the administrator of the Amended Plan) shall select. As of April 4, 2003, 422,000 shares have been granted, leaving stock options for 578,000 shares available for grant under the Amended Plan.

                         EXECUTIVE OFFICERS
                         ------------------

      Set forth below is certain information regarding our executive officers, including age, principal occupation during the last five years and the date each first became an executive officer.

                                                              Executive Officer
   Name (Age)                Present Executive Office              Since
   ----------                ------------------------              -----

Theodore Venners (55)      Chairman of our Board, President        1992
                           and Chief Executive Officer. More
                           detailed information regarding Mr.
                           Venners' business experience is set
                           forth under "Directors."

Jerry Mitchell (39)        A. Vice President of Finance since      2002
                           November 2002 and acting Chief
                           Financial Officer since January
                           2003. Mr. Mitchell was Vice
                           President of Finance and Chief
                           Financial Officer of Reliable Power
                           Systems from May 2001 until April
                           2002. From 1997 to 2001 Mr. Mitchell
                           was Senior Manager of Budget and
                           Analysis for Duke Energy Field
                           Services. Mr. Mitchell is a
                           certified public accountant.

Rudolph G. Swenson (65)    Secretary and Treasurer since 1992      1992
                           and Vice President of Contracts and
                           Patents since June 1996. From
                           January 1994 to June 1996, Mr.
                           Swenson served us as Chief Financial
                           Officer. Mr. Swenson is a past
                           member of the Board of Directors of
                           the Black Hills Regional Eye
                           Institute.

Patrick S. Flaherty (38)   Vice President of Finance and           2001
                           Chief Financial Officer from July
                           2001 until his resignation in
                           January 2003. Mr. Flaherty served as
                           Controller of our subsidiary,
                           Pegasus Technologies, Inc. since
                           March 2000. Mr. Flaherty joined
                           Steris Corporation as Division
                           Controller and Director of Finance
                           in 1996. Mr. Flaherty is a certified
                           public accountant.

Gary Nicholson (45)        Chief Executive Officer of our          2000
                           subsidiary, Pegasus Technologies,
                           Inc. since 2000. Mr. Nicholson has
                           over 25 years of experience in the
                           power utility industry. Prior to
                           joining Pegasus, Mr. Nicholson
                           served as a director and vice
                           president at Data Systems and
                           Solutions ("DS&S"), a joint venture
                           between Rolls Royce Controls, Ltd.
                           And Science Applications
                           International Corporation. Mr.
                           Nicholson held this position at DS&S
                           for two years. From 1985 to 1998 Mr.
                           Nicholson held various upper
                           management positions at Rolls-Royce
                           Advanced Controls, Ltd. in the
                           United Kingdom.

                            EXECUTIVE COMPENSATION
                            ----------------------

Summary Compensation Table

      The following table sets forth certain information for each of the last three fiscal years concerning compensation paid by us to our Chief Executive Officer and each executive officer who earned a total annual salary and bonus that exceeded $100,000 for 2002 (the "Named Executive Officers").


                                                                                         Long-Term Compensation
                   Annual Compensation Awards
                   --------------------------                                     -------------------------------------
                                                                                               Securities
             Name and                                                                          Underlying
       Principal Positions             Year        Salary          Bonus                      Options (#)
       -------------------             ----        ------          -----          -------------------------------------
Theodore Venners                       2002         $155,000       $10,000                               --
   Chairman of the Board               2001          120,000        60,000                          100,000
   President and CEO                   2000          120,000        60,000(1)                            --

Rudolph G. Swenson                     2002         $107,500      $  5,000                               --
   Vice President,                     2001           85,000        30,000                           75,000
    Secretary and Treasurer            2000           80,000            --                               --

Patrick S. Flaherty(2)                 2002         $112,980       $20,000                               --
   Vice President and CFO              2001           95,961        15,000                           50,000
                                       2000           69,907        15,000                               --

Gary Nicholson                         2002         $200,000       $25,000                               --
   Chief Executive Officer             2001          170,833        75,000                          200,000
   of Pegasus                          2000           87,500        75,000                               --


-------------------

(1) Payment of half of the bonus was deferred to 2001. Accordingly, Mr. Venners received a $30,000 bonus payment during 2000 and received the remaining $30,000 in 2001.

(2) Patrick S. Flaherty resigned as Vice President and Chief Financial Officer on January 22, 2003, and was replaced by Jerry A. Mitchell as Vice President and acting Chief Financial Officer. Mr. Mitchell did not receive compensation in excess of $100,000 in 2002 and was therefore not included in the above chart.

  The foregoing compensation table does not include certain fringe benefits made available on a nondiscriminatory basis to all our employees, such as group health insurance, paid parking, certain educational and training programs, vacation and sick leave. In addition, we make available certain non-monetary benefits to our executive officers with a view to acquiring and retaining qualified personnel and facilitating job performance. We consider such benefits to be ordinary and incidental business costs and expenses. The aggregate value of such benefits in the case of each executive officer listed in the above table, which cannot be precisely ascertained but which is less than $50,000 and less than 10% of the annual salary of each such executive officer, is not included in such table; except that in the case of Mr. Nicholson we re-imbursed him for approximately $65,000 in moving and travel related expenses during 2001.

Equity Compensation Plan Information

      We have adopted stock incentive plans to provide incentives to attract and retain officers, directors and key employees and consultants. We currently have reserved a total of 6,500,000 shares of our $.001 par value common stock for granting awards, including 1,000,000 shares under our 1992 Plan, 1,500,000 shares under our 1996 Plan, 2,000,000 shares under our 1999 Plan and 2,000,000 shares under our 2002 Plan. A total of 131,000 shares have been issued under our 1999 Plan. In the aggregate, there remain 6,369,000 shares available for issuance under outstanding and future awards pursuant to the 1992 Plan, the 1996 Plan, the 1999 Plan and the 2002 Plan.

      The following table sets forth a description of our equity compensation plans as of December 31, 2002:


------------------------------------------ --------------------------- ------------------------- -------------------------------
                                              Number of securities                                    Number of securities
                                               to be issued upon           Weighted-average         remaining available for
                                                  exercise of             exercise price of       future issuance under equity
                                                  outstanding                outstanding              compensation plans,
                                            options and other rights      options and other           excluding securities
              Plan Category                                                     rights              reflected in column (a)
------------------------------------------ --------------------------- ------------------------- -------------------------------
                                                      (a)                        (b)                          (c)
------------------------------------------ --------------------------- ------------------------- -------------------------------
Equity compensation plans approved by
security holders                                   4,435,334                    $3.06                      1,933,666
------------------------------------------ --------------------------- ------------------------- -------------------------------
Equity compensation plans not approved
by security holders                                    0                          --                           0
------------------------------------------ --------------------------- ------------------------- -------------------------------


Stock Options and SARs Granted During 2002

      No new stock awards were made during 2002 to executive officers of the Company. During 2002, the executive officers exercised SARs that had been granted in previous years. Pursuant to the terms of the SARs, we elected to satisfy our obligations under the SARs by issuing options at the same strike price as the SARs with a term of three years. We issued a total of 1,705,000 options in satisfaction of our outstanding SAR obligations. There are no longer any SARs outstanding.

2002 Year-End Option Values

      The following table reports certain information regarding outstanding stock options held at December 31, 2002 by the Named Executive Officers.


                                                     2002 Year-End Option Values

                                                                                                      Value of Unexercised
                                                             Number of Unexercised                 In-the-Money
                             Shares                           Options at 12/31/02              Options at 12/31/02
                          Acquired on        Value              (Exercisable /                    (Exercisable /
Name                        Exercise        Realized            Unexercisable)                  Unexercisable) (1)
----------------------- ----------------- ------------- -------------------------------- ---------------------------------
Theodore Venners               -               -                 1,170,000 / 30,000              $ 197,500 / $0
Rudolph G. Swenson             -               -                   250,000 /      0                 58,200 /  0
Patrick S. Flaherty            -               -                    50,000 /      0                      0 /  0

-------------------

(1) Based on the closing price of $2.59 of the common stock on the American Stock Exchange on December 31, 2002, and is calculated by subtracting the exercise price per share from the applicable closing price.

Compensation Committee Interlocks and Insider Participation

      Mr. Theodore Venners, our Chairman of the Board, Chief Executive Officer and President, serves as a director of Northwestern Engineering Company. Mr. Stanford Adelstein, the Chairman of the Board and the President of Northwestern Engineering Company, serves as our director and a member of our Compensation Committee.

                  Committee Report on Executive Compensation

Executive Compensation

      All decisions on compensation for our executive officers are made by the Compensation Committee of the Board. The executive compensation program presently consists of annual base salary, short-term incentives in the form of annual cash bonuses and long-term incentives in the form of stock options.

      The committee believes that the compensation of executive officers should reflect the scope of their responsibilities, our success and the contributions of each executive to that success. In addition, the committee believes that base salaries should approximate the mid-point of competitive salaries derived from market surveys and that short-term and long-term incentive compensation should reflect our performance and the contributions of each executive.

      External competitiveness is an important element of the committee's compensation policy. The competitiveness of compensation for our executives is assessed by comparing it to market data.

      The process of determining each of the elements of compensation for our executive officers is outlined below.

      Base Salary

      Base salaries are intended to approximate the mid-point of competitive salaries for similar organizations of comparable size, market capitalization and complexity. Executive salaries are adjusted gradually over time and only as necessary to meet this objective. Increases in base salary may be moderated by other considerations, such as geographical or regional market data, industry trends and internal fairness. It is the committee's intention that over time the base salaries for the CEO and the other executive officers will approach the mid-point of competitive data.

      Cash Bonus

      The committee establishes a median potential bonus for each executive officer by using the market data on total cash compensation from the same executive compensation surveys as used to determine salaries. The committee's determination with respect to bonuses is based on a subjective evaluation of the contributions of each executive that are not captured by operating measures but are considered important in the creation of long term stockholder value.

      Stock Incentive Program

      Our primary goal is to excel in the creation of long-term value for our stockholders. The principal incentive tool used to achieve this goal is the periodic award to key employees of options to purchase our common stock.

      The committee and management believe that awards of stock options to purchase our shares accomplish many objectives. The grant of options to key employees encourages equity ownership in us, and closely aligns management's interest to the interests of all the stockholders. The emphasis on stock options also results in management's compensation being closely linked to stock performance. In addition, because they are subject to vesting periods of varying durations and to forfeiture if the employee leaves us prematurely, stock options are an incentive for key employees to remain with us long term.

      Awards are not made annually in conjunction with the annual review of cash compensation, but are made periodically. The committee considers total compensation of executives, actual and anticipated contributions of each executive (which includes a subjective assessment by the committee of the value of the executive's future potential within the organization), as well as the value of previously awarded options as described above, in determining awards.

Policy on Deductibility of Compensation

      The committee has also considered the application of Section 162(m) of the Internal Revenue Code to our compensation practices. Section 162(m) limits the tax deduction available to public companies for annual compensation paid to senior executives in excess of $1 million unless the compensation qualifies as "performance based." The annual cash compensation paid to our individual executives does not approach the $1 million threshold, and we believe that our stock incentive plans qualify as "performance based." Therefore, we do not believe any further action is necessary in order to comply with Section 162(m). From time to time, the committee will re-examine our compensation practices and the effect of Section 162(m).

2002 CEO Compensation

      Cash compensation for Mr. Theodore Venners is reviewed by both the compensation committee and the full Board. The committee and the Board evaluate Mr. Venners' performance and compensation using a process similar to that used for our other executive officers.

      Awards to Mr. Venners of stock options to purchase our shares of common stock are reviewed and determined periodically by the compensation committee using criteria similar to that used for our other executive officers. No awards of options or other stock based compensation was made to Mr. Venners in 2002.

             The Compensation Committee of the Board of Directors
                         Mr. Mark S. Sexton, Chairman
                           Mr. Stanford M. Adelstein
                              Mr. Jack C. Pester

                         Comparative Performance Graph

      The Securities and Exchange Commission requires that we include in this Proxy Statement a line-graph presentation comparing cumulative, five-year stockholder returns (assuming reinvestment of dividends) for our common stock with a broad-based market index and either a nationally recognized industry standard or an index of peer companies selected by us. The following graph assumes $100 invested on December 31, 1997 in our common stock, the Russell 2000(R) Index and a peer group of companies. The stock price performance shown on the following graph is not necessarily indicative of future price performance.

   Comparison of 5 Year Cumulative Total Return Among KFx Inc., the Russell 2000(R) Index, The Peer Group of Companies, and the Standard & Poor's 500
                  from December 31, 1997 to December 31, 2002
                     (Assumes Initial Investment of $100)



                               [OBJECT OMITTED]



                  12/29/98     12/31/99      12/31/00    12/31/01    12/31/02
                 ------------ ------------- ----------- ----------- -----------
     KFX              46          52            50          92           80
Russell 2000(R)       98         119           115         118           94
 Peer Group           94         121           172          96           58
   S&P 500           129         156           141         125           97



      KFx's Peer Group is comprised of the following companies: AES Corporation; Calpine Corporation; Ballard Power Systems Inc.; Huaneng Power International Inc.; Consolidated Energy Inc.; Massey Energy Company; Arch Coal Inc.; Covanta Energy Corporation; Active Power Inc.; FuelCell Energy, Inc.; Plug Power, Inc.; USEC Inc.; H Power Corporation; Penn Virginia Corporation; Proton Energy Systems, Inc.; Beacon Power Corporation; Millenium Cell, Inc.; Hydrogenics Corporation; Alliance Resources Partners, LP; Evergreen Solar, Inc.; Westmoreland Coal Company; Rentech Inc; York Research Corporation; U.S. Energy Systems, Inc; Yanzhou Coal Mining Company, Ltd.; and Suncor Energy, Inc. All companies in the Peer Group are listed on U.S. stock exchanges or the Nasdaq system.

      We are excluded from the Peer Group for purposes of the comparative performance graph.

      From July 21, 1994 to January 29, 1996, our common stock was traded on the Nasdaq SmallCap Market under the trading symbol "KFXI." Beginning January 30, 1996, our common stock was traded on the American Stock Exchange under the trading symbol "KFX."


                                STOCK OWNERSHIP
                                ---------------

      The following table sets forth certain information, as of April 4, 2003, with respect to the holdings of (1) each person who is the beneficial owner of more than five percent of our common stock, (2) each of our directors, (3) the CEO and each Named Executive Officer, and (4) by all of our directors and executive officers as a group.

      Beneficial ownership of the Common Stock is determined in accordance with the rules of the SEC and generally includes any shares of Common Stock over which a person exercises sole or shared voting or investment powers, or of which a person has a right to acquire ownership at any time within 60 days of April 4, 2003. Except as otherwise indicated, and subject to applicable community property laws, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock held by them. Applicable percentage ownership in the following table is based on 46,713,012 shares of Common Stock outstanding as of April 4, 2003.

      Unless otherwise indicated below, the address of each of the principal stockholders is c/o KFx, Inc. 3300 East First Avenue, Suite 290, Denver, Colorado 80206.


                                                Sares Beneficially
          Name and Address                             Owned                      Percentage of Class
          ----------------                             -----                      -------------------
Stanford M. Adelstein                                     365,000  (1)                              *

Vincent N. Cook                                           717,500  (2)                           1.5%

Cristobal Energy Co., Inc.                              3,172,640                                6.8%
1270 Stone Canyon Road
Los Angeles, California 90077

Gary Nicholson                                            200,000  (3)                              *

Westcliff Capital Management, LLC                      21,491,250  (4)                          33.5%
200 Seventh Avenue, Suite 105
Santa Cruz, California 95062

Jack C. Pester                                            366,126  (5)                              *

David H. Russell                                        1,349,000  (6)                           2.9%

Mark S. Sexton                                          1,294,166  (7)                           2.7%

Stanley G. Tate                                         1,072,247  (8)                           2.3%

Theodore Venners                                        4,031,604  (9)                           8.5%

Rudolph G. Swenson                                        395,100  (10)                             *

Richard S. Spencer III                                 21,491,250  (11)                         33.5%

Dr. James R. Schlesinger                                  383,333  (12)                             *

Patrick S. Flaherty                                        50,000  (13)                             *

James S. Pignatelli                                        65,000  (14)                             *

Jerry A. Mitchell                                          50,000  (15                              *

RAM Trading                                             5,123,447  (16)                         9.99%
c/o Caledonia Bank & Trust Limited
Caledonian House
P.O. Box 1043 George Town, Grand Cayman

Security Benefit                                        4,820,000  (17)                         10.1%
One Security Benefit Place
Topeka, Kansas 66636-0001

All directors and executive officers
     as a group (14 persons)                           31,830,326  (18)                         46.5%


-------------------

*   Less than 1 percent.

(1) Represents 200,000 shares owned by Northwestern Engineering Company, of which Mr. Adelstein is Chairman of the Board and controls 95% of the outstanding voting shares of capital stock, and 165,000 shares which Mr. Adelstein has the right to acquire within 60 days of April 4, 2003, pursuant to the exercise of options.

(2) Includes 300,000 shares owned by an investment partnership controlled by Mr. Cook, 20,000 shares owned by a trust for which Mr. Cook is the Trustee, and 305,000 shares which Mr. Cook has the right to acquire within 60 days of April 4, 2003 pursuant to the exercise of options. Mr. Cook disclaims beneficial ownership of the 300,000 shares owned by the investment partnership and 20,000 shares owned by the trust.

(3) Includes 200,000 shares which Mr. Nicholson has the right to acquire within 60 days of April 4, 2003, pursuant to the exercise of options.

(4) These securities are owned directly by investment limited partnerships of which Westcliff Capital Management, LLC ("Westcliff") is the general partner and investment adviser, and by other investment advisory clients of Westcliff. Westcliff has discretionary authority to vote and dispose of such securities on behalf of its clients, and thus is deemed to have indirect beneficial ownership thereof. Mr. Spence is the controlling owner of Westcliff. See footnote 11, below. Includes (a) 7,288,750 shares which such partnerships and other advisory clients have the right to acquire within 60 days of April 4, 2003, pursuant to the exercise of warrants, (b) 3,240,000 shares which such partnerships and other advisory clients have the right to acquire within 60 days of April 4, 2003, pursuant to the exercise of an option to purchase shares of common stock granted by the Company and (c) 6,885,000 shares which such partnerships and other advisory clients have the right to acquire within 60 days of April 4, 2003, pursuant to the exercise of warrants that may be acquired upon exercise of the option described in the immediately preceding clause (b).

(5) Includes 345,000 shares which Mr. Pester has the right to acquire within 60 days of April 4, 2003, pursuant to the exercise of options.

(6) Includes 112,500 shares which Mr. Russell has the right to acquire within 60 days of April 4, 2003, pursuant to the exercise of options.

(7) Includes 66,666 shares which Mr. Sexton has the right to acquire and 1,000,000 shares which Evergreen Resources, Inc. has the right to acquire pursuant to the exercise of warrants, and 227,500 shares which Mr. Sexton has the right to acquire pursuant to the exercise of options, all within 60 days of April 4, 2003. Mr. Sexton disclaims beneficial ownership of the warrant held by Evergreen Resources, Inc.

(8) Includes 66,667 shares which Mr. Tate has the right to acquire pursuant to the exercise of warrants, 260,000 shares which Mr. Tate has the right to acquire within 60 days of April 4, 2003 pursuant to the exercise of options and 14,500 shares owned by the Stanley Tate Revocable Trust for which Mr. Tate serves as trustee.

(9) Includes 820,000 shares which Mr. Venners has the right to acquire within 60 days of April 4, 2003 pursuant to the exercise of options and 66,667 shares which Mr. Venners has the right to acquire pursuant to the exercise of a warrant.

(10) Includes 245,000 shares which Mr. Swenson has the right to acquire within 60 days of April 4, 2003 pursuant to the exercise of options.

(11) These securities are owned directly by investment limited partnerships of which Westcliff is the general partner and investment adviser, and by other investment advisory clients of Westcliff. As the controlling person of Westcliff, Mr. Spencer is deemed to have indirect beneficial ownership of such securities. Includes (a) 7,288,750 shares which such partnerships and other advisory clients have the right to acquire within 60 days of April 4, 2003, pursuant to the exercise of warrants, (b) 3,240,000 shares which such partnerships and other advisory clients have the right to acquire within 60 days of April 4, 2003, pursuant to the exercise of an option to purchase shares of common stock granted by the Company and (c) 6,885,000 shares which such partnerships and other advisory clients have the right to acquire within 60 days of April 4, 2003, pursuant to the exercise of warrants that may be acquired upon exercise of the option described in the immediately preceding clause
      (b).

(12) Includes 303,333 shares which Dr. Schlesinger has the right to acquire within 60 days of April 4, 2003 pursuant to the exercise of warrants.

(13) Includes 50,000 shares which Mr. Flaherty has the right to acquire within 60 days of April 4, 2003 pursuant to the exercise of options.

(14) Includes 65,000 shares which Mr. Pignatelli has the right to acquire within 60 days of April 4, 2003 pursuant to the exercise of options.

(15) Includes 50,000 shares which Mr. Mitchell has the right to acquire within 60 days of April 4, 2003 pursuant to the exercise of options.

(16) Includes 4,572,747 shares which RAM Trading has the right to acquire within 60 days of April 4, 2003, pursuant to the exercise of warrants.

(17) Includes 800,000 shares which Security Benefit has the right to acquire within 60 days of April 4, 2003, pursuant to the exercise of warrants and 20,000 shares relating to shares that Security Benefit has investment discretion on.

(18) Includes an aggregate of 12,970,000 shares which directors and executive officers as a group have the right to acquire within 60 days of April 4, 2003 pursuant to the exercise of options and an aggregate of 8,792,083 shares pursuant to the exercise of warrants. Includes 320,000 shares of which Mr. Cook disclaims beneficial ownership.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of our Common Stock (such persons "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the American Stock Exchange, and to furnish the Company with copies of all such reports. Based solely on the review of the Forms 3, 4 and 5 furnished to us and certain representations made to us, we believe that during the year ended December 31, 2002, there were no filing deficiencies under Section 16(a), except as follows:

      Westcliff was late in filing its Form 3. Further, Westcliff has yet to report its acquisition of five put options with respect to shares of our common stock, its acquisition of three options to purchase additional shares of our common stock together with warrants and put options, each with respect to our common stock, and the cancellation of two such options. Westcliff has informed us that they intend to file these reports. Each such transaction was reported on a Form 5 filed by Westcliff. In addition, Jerry A. Mitchell was late in filing a Form 3 when he was appointed chief financial officer.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                ----------------------------------------------


Royalty and License Agreements

      We are a party to a Royalty Agreement with Edward Koppelman, whereby Mr. Koppelman is entitled to receive a royalty equal to 25% of our worldwide royalty and license fee revenue. The royalty to Mr. Koppelman will cease when the cumulative payments to him reach the sum of approximately $75.2 million. Mr. Koppelman passed away in October 1997 and all his rights and obligations as discussed above are held by his estate. In his will, Mr. Koppelman bequeathed 50% of the royalty stream to Theodore Venners, our Chairman of the Board, Chief Executive Officer and President.

      Pegasus is contingently liable to certain of its founding stockholders for a royalty equivalent to 2% of the license fee revenues derived from the sale of its NeuSIGHT product through November 30, 2004. This obligation is limited to the extent of pretax income without regard to the royalty, subject to a maximum of $2.5 million and certain other limitations. Pegasus has not made any payments under this agreement.

Other

      On February 9, 2001, KFx closed a transaction with Evergreen Resources, Inc. ("Evergreen") under which we sold to Evergreen a portion of our Pegasus Preferred Stock investment in Pegasus, representing an approximate 8.8% as converted interest in Pegasus, for $1,500,000. We repurchased this preferred stock for $2,000,000 plus 6% of the repurchase price per annum on May 1, 2002. In addition, Evergreen was provided with a five-year warrant to purchase 1,000,000 shares of our common stock at $2.25 per share. Evergreen's chairman, Mr. Sexton, is a member our Board of Directors and serves on our Compensation Committee.

      During 2001, we extended a $500,000 line of credit to Pegasus, unsecured, due on demand, at the prime rate of interest plus 2% per annum. Pegasus presently owes us $300,000 under the line of credit. In connection with this line of credit we received a warrant to purchase 475,000 shares of Pegasus common stock at a price of $1.07 per share. The warrant expires on February 26, 2004.

      On April 16, 2001, Mr. Venners provided Pegasus with a $300,000 unsecured line of credit, due on demand, at the prime rate of interest plus 2%. During 2002, the interest rate was increased to the prime rate of interest plus 4% per annum. Mr. Venners received warrants to purchase 285,000 shares of Pegasus common stock at $1.07 per share. The warrants expire April 15, 2004. At April 4, 2003, $150,000 was due under this line of credit.

      We have a consulting agreement with Venners & Company, Ltd. for investor and public relations and governmental affairs services. Venners & Company, Ltd. is controlled by John P. Venners, the brother of Theodore Venners. During 2002, Venners & Company, Ltd. was paid $148,977 in cash for consulting fees. In 2002, John P. Venners was also paid 20,000 shares of our common stock for services provided in 2001 and 10,000 shares for services provided in 2002. Also during 2002, $37,707 was paid to Venners & Company, Ltd. as reimbursement for expenses relating to our business. We also provide office space for Mr. John Venners in Arlington, Virginia. We paid $68,319 for the office space in 2002 but received $47,989 in sub-lease income. The consulting agreement provides for a two-year term, which began January 1, 1994 and is automatically renewable for successive one-year periods, unless either party terminates it. Also, we are obligated to include Venners & Company, Ltd. in any cash-based employee benefit programs of ours. During 2002, we paid medical insurance premiums of $3,307 for an employee of Venners & Company, Ltd.

      On March 8, 2001, Theodore Venners purchased a portion of our Pegasus preferred shares, representing an approximate 0.6% as converted interest in Pegasus, for $100,000, subject to our obligation to repurchase the preferred shares for $133,333 plus 6% per annum. Mr. Sexton, in separate transactions on April 10 and on May 25, 2001, purchased a portion of our Pegasus preferred shares, representing an approximate 0.6% as converted interest in Pegasus, for a total of $100,000, subject to our obligation to repurchase the preferred shares for $133,333 plus 6% per annum. Mr. Tate, in separate transactions on May 21 and on November 29,2001, purchased a portion of our Pegasus preferred shares, representing an approximate 0.6% as converted interest in Pegasus, for $100,000, subject to our obligation to repurchase the preferred shares for $133,333 plus 6% per annum. The repurchase of the Pegasus preferred shares was made on April 30, 2002. As part of these transactions, we granted warrants for 66,667 shares to Mr. Venners and 66,666 shares to Mr. Sexton at $2.636 per share. We granted Mr. Tate warrants to purchase 14,888 shares of our common stock at $2.636 per share and warrants to purchase 51,779 shares at a price of $3.00 per share. The warrants expire five years from the date they were granted. Mr. Venners is our Chairman and Chief Executive Officer and Mr. Sexton and Mr. Tate are members of our Board of Directors. On April 30, 2002 the Company satisfied its obligations to repurchase the Pegasus preferred stock for a total of $3,846,049.

      On January 11, 2002, Pegasus borrowed $500,000 from KFx at the prime rate of interest plus 2% per annum. The entire balance is currently outstanding. In connection with this loan we received a warrant to purchase 475,000 shares of Pegasus common stock at a price of $1.07 per share. The warrant expires on January 10, 2005.

      In May 2002, we entered into an agreement to issue 100,000 shares of our common stock and issued a warrant to purchase 112,500 shares of our common stock with an exercise price of $2.75 per share expiring in May 2010, with Eastgate Management Corporation in exchange for a $250,000 full recourse note, which was due on February 1, 2003. In conjunction with this agreement, the Company entered into an additional agreement with Eastgate to provide consulting services to the Company. The Company has the right to offset the note receivable with their obligation for consulting services, as the services are provided.

      During the period from March 28, 2002 through August 21, 2002, we entered into five separate transactions with a group of investors, including Westcliff, whereby we issued 6.76 million shares of our common stock at a price of $2.50 per share and warrants to purchase 9.565 million shares of our common stock, resulting in cash proceeds to us of $16.9 million. The warrants have an exercise price of $2.75 per share and are subject to adjustment.


                                PROPOSAL NO. 2

                  AMENDMENT TO THE KFX AMENDED CERTIFICATE OF
                  -------------------------------------------
                                 INCORPORATION
                                 -------------

      The Board of Directors has approved and recommends that the stockholders adopt an amendment to KFx's Restated Certificate of Incorporation to increase the total authorized shares of the Company from 100 million to 140 million. Of the 100 million shares of capital stock currently authorized, 80 million shares are designated as Common Stock having a par value of $.001 per share and 20 million shares are designated as preferred stock having a par value of $.001 per share. After giving effect to the increase in authorized shares, the aggregate number of shares of which the Company shall have authority to issue will be 140 million, of which 120 million shall be designated Common Stock with each share having a par value of $.001 and 20 million shares shall be designated Preferred Stock with each share having a par value of $.001.

Outstanding Shares

      As of April 4, 2003, 46,713,012 shares of Common Stock were issued and outstanding, 6,749,090 shares of Common Stock are reserved for issuance upon exercise of options that are outstanding or reserved for issuance under the Company's equity incentive and stock option plan and 25,590,563 shares of Common Stock are reserved for issuance upon the exercise of outstanding warrants and options. As of April 4, 2003 there were no issued and outstanding shares of preferred stock.

Reasons for the Amendment

      Currently, the Company has 947,335 shares of Common Stock available for general corporate purposes. As a general matter, the Board of Directors does not believe this is an adequate number of shares to assure that there will be sufficient shares available for issuance in connection with possible future awards under employee benefit plans, stock dividends, stock splits, future acquisitions, equity and equity-based financing and other corporate purposes. Therefore, the Board of Directors has proposed the increase in authorized shares of Common Stock as a means of providing the Company with the flexibility to act with respect to the issuance of Common Stock or securities exercisable for, or convertible into, Common Stock in circumstances which the Company believes will advance the interests of the Company and its stockholders without the delay of seeking an amendment to the Restated Certificate of Incorporation at that time. If the proposal to amend the Restated Certificate of Incorporation is approved, the additional shares will be available for issuance from time to time for the conversion or exercise of previously or to be issued convertible securities, warrants and options, for use in obtaining funds for present and future operations and for use in conjunction with possible acquisitions of businesses or properties.

Reserved Shares upon Approval of the Amendment

      As of April 3, 2003 the investors that entered into a series of private placements with us in 2002 executed a waiver of their right to make an additional investment in the Company on the same general terms and conditions as provided for in that series of private placements (the "Waiver"). The option to make an additional investment permits the investors to purchase additional shares of Common Stock and warrants to purchase Common Stock for up to an aggregate purchase price of $25 million. The investors invested an aggregate of $16.9 million in the series of private placements entered into in 2002, and for purposes of the option to make an additional investment, the investors can purchase additional shares of Common Stock and warrants to purchase Common Stock for up to an aggregate purchase price of $8.1 million. If this proposal is approved by a majority of our stockholders entitled to vote on this proposal, 10,125,000 shares of our Common Stock will be reserved for issuance upon the exercise by the investors of the option to make additional investments (3,240,000 of those shares will be reserved for the option to purchase common stock and 6,885,000 shares will be reserved for issuance upon the exercise of warrants to purchase our Common Stock). The option to make an additional investment expires on July 19, 2003.

      We entered into a consulting and confidentiality agreement with Eastgate Management Corporation in March 2002. On January 22, 2003 the Board extended this agreement to August 2005 at a fee of $150,000 per year and for warrants to purchase 1,000,000 shares of our common stock ("Eastgate Warrants"). On March 17, 2003 the Board modified the action taken on January 22, 2003 to provide that the Eastgate Warrants will be issued, and the shares issuable upon the exercise of the Eastgate Warrants will be reserved for issuance only upon the approval by our stockholders of an amendment to our Restated Certificate of Incorporation to increase the authorized number of shares of $.001 par value common stock from 80,000,000 to 120,000,000. If this proposal is approved by a majority of our stockholder entitled to vote on this proposal, 1,000,000 shares of our common stock will be reserved for issuance upon the exercise of the Eastgate Warrants.

      If this proposal is approved by a majority of the stockholders entitled to vote on this proposal, and after taking into account the reserve requirements described in the precedent two paragraphs, we will have 29,822,335 shares of Common Stock available for general corporate purposes.

Certain Effects of the Amendment

      If the proposed amendment becomes effective, under certain circumstances it could have an anti-takeover effect, although that is not the intention. For example, if we became the subject of a hostile takeover attempt, we could attempt to obstruct the takeover by issuing shares of Common Stock which would have the effect of diluting the voting power of the outstanding shares and increasing the cost of the potential takeover. In addition, the increase in authorized shares, if approved, may have the effect of discouraging a challenge for control or make it less likely that such a challenge, if attempted, would be successful. Our Board of Directors and executive officers have no knowledge of any current effort to obtain control of KFx or to accumulate large amounts of our Common Stock, and this proposal is not being presented as an anti-takeover device.

      Once authorized, the additional shares of Common Stock may be issued with approval of the Board of Directors but without further approval of our stockholders unless stockholder approval is required by applicable law, rule or regulation. Shares may be issued for such consideration as the Board of Directors may determine and as may be permitted by applicable law. In the event the stockholders vote in favor of this proposal, we intend to amend our Restated Certificate of Incorporation promptly thereafter to provide for the increase in authorized Common Stock.

      The proposed amendment to the Restated Certificate of Incorporation does not change the terms of the Common Stock. All shares of Common Stock, including those now authorized and those that would be authorized by the proposed amendment to our Restated Certificate of Incorporation, are equal in rank and have the same voting rights, the same rights to dividends and the same liquidation rights. Holders of the Common Stock do not have preemptive rights or appraisal rights.

Proposed Amendment to the Restated Certificate of Incorporation

      To effect the increase in authorized shares of our Common Stock, it is proposed that the first paragraph of Article III of our Restated Certificate of Incorporation be amended to read in its entirety as follows:

      "The aggregate number of shares of which the Corporation shall have the authority to issue is 140,000,000, of which 120,000,000 shares shall be designated Common Stock with each share having a par value of $.001; and 20,000,000 shares shall be designated Preferred Stock with each share having a par value of $.001. The designations and the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions for redemption of the shares of each class of capital stock are as follows:"

      THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" PROPOSAL NO. 2 TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES.


                                PROPOSAL NO. 3

             RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS
             ----------------------------------------------------

      As previously reported in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 5, 2003 and on March 5, 2003, the Board has selected Deloitte & Touche LLP to serve as our independent accountants for the fiscal year ending December 31, 2003. PricewaterhouseCoopers LLP previously served as our independent accountants since the fiscal year ended December 31, 1992. In January 2003, the Board terminated the relationship with PricewaterhouseCoopers LLP and selected Deloitte & Touche LLP to conduct the audit for the fiscal year ended December 31, 2002. These actions were approved by the Company's Board of Directors upon recommendation of its Audit Committee. Representatives of Deloitte & Touche LLP will be present at the meeting and will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions from stockholders.

      PricewaterhouseCoopers' LLP reports on the Company's financial statements for the two fiscal years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except that PricewaterhouseCoopers' LLP opinion on our 2001 and 2000 financial statements included an explanatory paragraph expressing substantial doubt regarding our ability to continue as a going concern. During the Company's two most recent fiscal years and the period from January 1, 2002 through February 5, 2003, there were no disagreements between the Company and PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure of auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its report. None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two most recent fiscal years of the Company or within the interim period through February 5, 2003. PricewaterhouseCoopers' LLP letter to the Securities and Exchange Commission stating its agreement with the statements in this paragraph was filed as
Exhibit 16.1 to the Company's Current Report on Form 8-K, dated February 5, 2003. Representatives of PricewaterhouseCoopers LLP are not expected to be present at the Annual Meeting.

      During the years ended December 31, 2002 and 2001 and through April 4, 2003, the Company did not consult Deloitte & Touche LLP regarding any matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

      The Board is submitting its selection of our independent accountants for ratification by our stockholders at the meeting in order to ascertain the views of stockholders regarding such selection. In the event of a negative vote on this ratification, the Board may reconsider its selection.

Auditor Independence Assessment

    In addition, the Audit Committee has discussed with the independent accountants their independence from us and our management, including matters in the written disclosures and letters provided by the independent auditors to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

                            Audit Committee Report

     The Audit Committee has discussed with our independent accountants, Deloitte & Touche LLP, the overall scope and plans for their audit. The Audit Committee met with the independent accountants, with and without management present, to discuss the results of their examination as well as the overall quality of our financial reporting. During March of 2003, the Audit Committee met and held discussions with our independent accountants to review the status of the audit for the fiscal year ended December 31, 2002. The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU ss.
380), as may be modified or supplemented.

         During March of 2002, the Audit Committee met and held discussions with management and with our independent accountants at the time, PricewaterhouseCoopers LLP, to review the status of the audit for the fiscal year ended December 31, 2001. In June of 2002, the Chairman of the Audit Committee met with PricewaterhouseCoopers LLP to review the audited financial statements contained in our Annual Report on Form 10-K/A for the year ended December 31, 2001. The Chairman of the Audit Committee also reviewed and discussed such financial statements with management. The Audit Committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by various Statements on Auditing Standards regarding Communications with Audit Committees.

   In reliance on the reviews, meetings and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002. The Audit Committee and the Board also have recommended the selection of the Company's independent accountants for the fiscal year ending December 31, 2003.

                   The Audit Committee of the Board of Directors
                             Stanley G. Tate, Chairman
                                  Vincent N. Cook
                            James S. Pignatelli(1)

-------------------
(1) David H. Russell resigned from the Audit Committee on January 8, 2003. James S. Pignatelli was appointed to fill this vacancy on the Company's Audit Committee.


Auditor Fees

   The aggregate fees payable to our auditors for the prior fiscal year are as follows:

Audit Fees. The aggregate fees for the audit of our financial statements for the fiscal year ended December 31, 2001 paid during 2002, and fees for the review of interim statements, for the fiscal year ended December 31, 2002 were $151,971, all of which was paid to PricewaterhouseCoopers LLP. During 2002, we were billed $151,971 for Audit related fees, of which $60,000 relates to the 2002 audit and the remainder to the 2001 audit.

Financial Information Systems Design and Implementation Fees. The Company did not incur any auditor fees for information technology consulting services.

Other Fees. The aggregate auditor fees for all other professional services, excluding Audit Fees and Financial Information Systems Design and Implementation Fees, identified above, for the fiscal year ended December 31, 2002 were $192,155. These fees are comprised primarily of tax planning services, tax compliance services, services provided in connection with the S-3 Registration statements filed during 2002, responses to SEC comment letters and fees relating to various Form 8-Ks filed during 2002.

      The Audit Committee has determined that the provision of non-audit services listed above by the independent accountants does not adversely affect their independence in providing audit services.


       OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR"
                                PROPOSAL NO. 3


                            SOLICITATION OF PROXIES
                            -----------------------

    This solicitation is being made by mail on behalf of our Board, but may also be made without additional remuneration by our officers or employees by telephone, telegraph, facsimile transmission, electronic means, personal interview or other similar means of communication. The expense of the preparation, printing and mailing of this Proxy Statement and the enclosed form of proxy and Notice of Annual Meeting, and any additional material relating to the meeting, which may be furnished to stockholders by the Board subsequent to the furnishing of this Proxy Statement, has been or will be borne by us. We will reimburse banks and brokers who hold shares in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. To obtain the necessary representation of stockholders at the meeting, supplementary solicitations may be made by mail, telephone or interview by our officers or selected securities dealers. We anticipate that the cost of such supplementary solicitations, if any, will not be material. In addition, we have retained our transfer agent, Interwest Transfer Company, Inc., to solicit proxies from stockholders by mail, in person and by telephone. We will pay Interwest a fee of $1,300 for its services, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with the proxy solicitation.

                                 ANNUAL REPORT
                                 -------------

      Our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, together with a letter from Mr. Theodore Venners, our Chairman of the Board of Directors, Chief Executive Officer and President, has been mailed to stockholders along with this Proxy Statement. We will, upon written request and without charge, provide to any person solicited hereunder additional copies of our Annual Report on Form 10-K, for the year ended December 31, 2002, as filed with the Securities and Exchange Commission. Requests should be addressed to the Investor Relations Department, 3300 East First Avenue, Suite 290, Denver, Colorado 80206. Also, such report may be obtained from our Internet homepage at http://www.kfx.com.

                                 OTHER MATTERS
                                 -------------

      We are not aware of any business to be presented for consideration at the meeting, other than that specified in the Notice of Annual Meeting. If any other matters are properly presented at the meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

                 STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING
                 ---------------------------------------------

      Any stockholder who intends to submit a proposal at the 2004 Annual Meeting of Stockholders and who wishes to have the proposal considered for inclusion in the proxy statement and form of proxy for that meeting must, in addition to complying with the applicable laws and regulations governing submission of such proposals, deliver the proposal to us for consideration no later than December 31, 2003. Rule 14a-4 of the SEC's proxy rules allows a company to use discretionary voting authority to vote on matters coming before an annual meeting of stockholders, if the company does not have notice of the matter at least 45 days before the date corresponding to the date on which the company first mailed its proxy materials for the prior year's annual meeting of stockholders or the date specified by an overriding advance notice provision in the company's by-laws. Our by-laws do not contain such an advance notice provision. Accordingly, for our 2004 Annual Meeting of Stockholders, stockholders' written notices must be received by us before March 16, 2004. Such proposals should be sent to Rudolph G. Swenson, our Secretary, at 3300 East First Avenue, Suite 290, Denver, Colorado 80206.

                        NOTICE TO BANKS, BROKER-DEALERS
                    AND VOTING TRUSTEES AND THEIR NOMINEES
                    --------------------------------------

      Please advise us whether other persons are the beneficial owners of the shares for which proxies are being solicited from you, and, if so, the number of copies of this Proxy Statement and other soliciting materials you wish to receive in order to supply copies to the beneficial owners of the shares.

      It is important that proxies be returned promptly, whether or not you expect to attend the Annual Meeting in person. We request that you complete, date and sign the enclosed form of proxy and return it promptly in the envelope provided for that purpose. By returning your proxy promptly you can help us avoid the expense of follow-up mailings to ensure a quorum so that the meeting can be held. Stockholders who attend the meeting may revoke a prior proxy and vote their proxy in person as set forth in this Proxy Statement.

                               By Order of the Board of Directors



                               Rudolph G. Swenson
                               Secretary

Denver, Colorado
April 14, 2003

                         [FRONT OF PROXY VOTING CARD]


                                     PROXY
                                   KFX INC.
           3300 East First Avenue, Suite 290, Denver, Colorado 80206

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned stockholder(s) of KFx Inc. (the "Company") hereby appoints Jerry A. Mitchell and Rudolph G. Swenson, or either of them with full power of substitution, as attorneys and proxies of the undersigned, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of common stock of the Company at the annual meeting of stockholders of the Company to be held on Thursday, May 22, 2003 at 10:00 a.m. local time at the executive offices of the Company, 3300 East First Avenue, Suite 290, Denver, Colorado 80206, and any postponements, continuations or adjournments thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated below.

      I hereby vote my shares of KFx, Inc. Common Stock as specified on the reverse side of this card.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                  ------------------------------------------

                          [BACK OF PROXY VOTING CARD]

      This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted "FOR" the nominees of the Board of Directors in the election of directors, "FOR" the ratification and approval of an amendment to the Company's Restated Certificate of Incorporation and "FOR" the ratification of the selection of Deloitte & Touche LLP as the Company's independent accountants for the year ending December 31, 2003. This proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting or any postponements, continuations or adjournments thereof.


IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED BELOW.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL NO.
1., PROPOSAL NO. 2 AND PROPOSAL NO. 3.

         Please mark your vote as indicated in this example:                 |X|

                                                                             FOR      AGAINST      ABSTAIN
1.       ELECTION OF NOMINEES LISTED BELOW:
  A.       VINCENT N. COOK                                                   |_|        |_|           |_|

  B.       DR. JAMES R. SCHLESINGER                                          |_|        |_|           |_|

  C.       STANLEY G. TATE                                                   |_|        |_|           |_|

2.       AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION              |_|        |_|           |_|

3.       RATIFICATION OF SELECTION OF DELOITTE & TOUCHE LLP AS OUR           |_|        |_|           |_|
         INDEPENDENT ACCOUNTANTS


      THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT FURNISHED IN CONNECTION HEREWITH, AND HEREBY RATIFIES ALL THAT THE SAID ATTORNEYS AND PROXIES MAY DO BY VIRTUE HEREOF.

                                 DATED:  ______________, 2003

             (Seal)              ___________________________
                                 (Stockholder's Signature)

                                 ___________________________
                                 (Stockholder's Signature)

Note: Please mark, date and sign this proxy card and return it in the enclosed envelope. Please sign as your name appears on this card. If shares are registered in more than one name, all owners should sign. If signing in a fiduciary or representative capacity, please give full title and attach evidence of authority. Corporations please sign with corporate name by a duly authorized officer and affix corporate seal.